UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 9, 2013

CHROMADEX CORP.

 (Exact name of registrant as specified in its charter)

Delaware	000-53290	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10005 Muirlands Boulevard, Suite G, Irvine, California, 92618

(Address of principal executive offices, including zip code)

(949) 419-0288

 (Registrant's telephone number, including area code)

Copies to:

Harvey Kesner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective July 9, 2013, ChromaDex Corporation (the “Company”) entered in a three year supply agreement (the “Agreement”) with Thorne Research, Inc. (“Thorne”) pursuant to which Thorne shall purchase and market the Company’s patented nicotinamide riboside which is branded as Niagen™ (the “Product”).

Pursuant to the Agreement, the Company shall provide, exclusively to Thorne, its Niagen™ product for the direct to healthcare-practitioner channel in the United States and Canada, provided Thorne meets certain product launch milestones as described in the Agreement.

During the first year of the Agreement Thorne is required to purchase a minimum of five hundred thousand ($500,000) dollars’ worth of Product in three installments as follows:

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First order for 140 kilograms of Product at a price equal to $1,200 dollars per kilogram for an aggregate purchase price of $168,000, to be paid for on August 1, 2013 with the Product to be delivered on September 1, 2013;

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Second order for 140 kilograms of Product at a price equal to $1,200 dollars per kilogram for an aggregate purchase price of $168,000 to be paid for on December 23, 2013 with the Product to be delivered on January 1, 2014; and

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Third order for 150 kilograms at a price equal to $1,100 dollars per kilogram for an aggregate purchase price of $165,000 to be paid for on April 21, 2014 with the Product to be delivered on May 1, 2014.

Additionally, Thorne agreed to pre-pay, upon execution of the Agreement, $168,000.

After the first year of the Agreement, purchases made by Thorne will be done on an as-ordered basis at the discretion of Thorne.  However, the exclusivity provisions of the Agreement will only remain in effect should Thorne purchase a minimum of $1,000,000 worth of Product during the second year of the Agreement and a minimum of $2,000,000 of Product during the third year of the Agreement.

Pursuant to the Agreement, Thorne will pay to the Company an earned royalty payment equal to five (5%) percent of combined net sales (as defined in the Agreement) of the Product.  Additionally, Thorne has agreed to provide funding and collaborate on current and future Company related clinical studies.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith as an Exhibit 99.1 and incorporated herein by reference.

In connection with entering into the Agreement, the Company issued a press release dated July 8, 2013, announcing its execution of the Agreement.  Such press release is attached hereto as Exhibit 99.2.

Any statements that are not historical facts contained in this Form 8-K are "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 (“PSLRA”) which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Forward-looking statements, include certain statements regarding intent, beliefs, expectations, projections, forecasts and plans, which are subject to numerous assumptions, risks, and uncertainties. A number of factors described from time to time in our periodic filings with the Securities and Exchange Commission could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. All forward-looking statements included in this Form 8-K are based on information available at the time of the report. We assume no obligation to update any forward-looking statement. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Niagen Supply Agreement, effective July 9, 2013

99.2	Press Release, dated July 8, 2013

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 12, 2013

CHROMADEX CORP.

By: /s/ Frank L. Jaksch Jr Name: Frank L. Jaksch Jr. Title: Chief Executive Officer